UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 22, 2008
Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) The Board of Directors of Kellogg Company (the “Company”) made compensation determinations with respect to the Company’s named executive officers and the Compensation Committee adopted the 2008-2010 Executive Performance Plan, each as set forth below.
Base Salary; Target AIP Payment for David Mackay. Effective March 30, 2008, the Board approved a new base salary of $1,150,000 for David Mackay (from $1,100,000). In addition, the Board approved a new 2008 target annual incentive plan (“AIP”) payment percentage of 145% for Mr. Mackay (from 125%). AIP opportunities are established as a percentage of an executive’s base salary with actual AIP payment each year ranging from 0% to 200% of the target opportunity. The financial metrics for his 2008 AIP are based on corporate performance (internal operating profit, internal net sales and cash flow) and individual performance. All AIP payments are made in cash.
Jim Jenness. Given the ongoing time commitment of serving as executive Chairman, on February 22, 2008 the Board determined it was appropriate to provide compensation to Jim Jenness. The Board determined that the total amount of his annual compensation in 2008 would be $630,000, which is comprised of the same long-term incentives granted to non-management Directors (2,100 shares of restricted stock and 5,000 stock options), with the remaining compensation paid in cash. Mr. Jenness received these equity grants on February 22, 2008, the same date that long-term incentives were awarded to the Company’s employees. The stock options vest 50% on February 22, 2009, and 50% on February 22, 2010. The shares of restricted stock vest immediately, but Mr. Jenness must hold the shares as long as he is a Kellogg employee or Director. The above description is qualified in its entirety by reference to the copy of the letter agreement filed herewith as Exhibit 10.1, and incorporated herein by reference.
2008-2010 Executive Performance Plan. The Compensation Committee of the Board approved the 2008-2010 Executive Performance Plan (“2008-2010 EPP”) under which certain senior executives and other employees would be eligible to receive a portion of their long-term incentives in the form of performance shares based on the achievement of multi-year internal operating profit targets. Awards are paid in shares, except for amounts withheld by the Company for minimum statutory withholding requirements. In addition, the Board (and the independent members of the Board with respect to Mr. Mackay) approved 2008-2010 EPP target awards of 38,300 shares for Mr. Mackay; 9,900 shares for Mr. Bryant; 9,200 shares for Mr. Montie; and 6,500 shares for Mr. Boromisa. Participants in the 2008-2010 EPP have the opportunity to earn between 0% and 200% of their EPP target. Dividends are not paid on unvested EPP awards. A copy of the 2008-2010 EPP is attached as Exhibit 10.2 and is incorporated in its entirety into this Item.
Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1.	Letter Agreement with Mr. Jenness, dated February 22, 2008.

Exhibit 10.2.	2008-2010 Executive Performance Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY
Date: February 28, 2008	/s/ Gary H. Pilnick
	Name:	Gary H. Pilnick
	Title:	Senior Vice President, General Counsel, Corporate Development and Secretary

EXHIBIT INDEX
10.1.	Letter Agreement with Mr. Jenness, dated February 22, 2008.

10.2.	2008-2010 Executive Performance Plan.